                                                              Exhibit No. 6


                             STOCK PLEDGE AGREEMENT
                             ----------------------

               This STOCK PLEDGE AGREEMENT made as of May 12, 1994, by and between IAN M. CUMMING, an individual with an address at 1470 Military Way, Salt Lake City, Utah 84103 (the "Pledgor"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other financial institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Term Loan Agreement dated as of May 12, 1994 (as amended and in effect from time to time, the "Loan Agreement"), among the Pledgor, the Banks and the Agent.

               WHEREAS, the Pledgor is the direct legal and beneficial
     owner of certain of the issued and outstanding shares of the capital stock and other securities of certain corporations described on Annex A
                                                                     ----- -
     (the "Companies"); and

               WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Pledgor under the Loan Agreement that the Pledgor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a pledge agreement in substantially the form hereof; and

               WHEREAS, the Pledgor has entered into a Guaranty dated as of the date hereof (the "Guaranty") in favor of the Agent for the benefit of the Banks and the Agent, pursuant to which the Pledgor guarantees all of the obligations of Powdr Corp. ("Powdr") to the Banks and the Agent under that certain Term Loan Agreement dated as of May 2, 1994 (the "Powdr Agreement") among Powdr, the Banks and the Agent, and the other Loan Documents (as defined in the Powdr Agreement); and

               WHEREAS, the Pledgor has agreed to secure its obligations under the Guaranty and the Loan Agreement with a pledge agreement in substantially the form hereof; and

               WHEREAS, the Pledgor wishes to grant pledges and security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

               NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


















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               1.   PIEDGE OF STOCK, ETC.
                    --------------------
                    1.1. PLEDGE OF STOCK.  The Pledgor hereby pledges,
                         ---------------
               assigns, grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, (i) those certain shares of capital stock of the Companies and (ii) those certain securities consisting of warrants to purchase the capital stock of the Companies, each as more fully described on Annex A hereto, to be held by the Agent, for
                            ----- -
               the benefit of the Banks and the Agent, subject to the terms and conditions hereinafter set forth. The certificates for such shares and other securities, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered to the Agent.

                    1.2. ADDITIONAL OR SUBSTITUTED STOCK.  In case the
                         -------------------------------
               Pledgor shall be required to provide additional security in accordance with Section 9(d) of the Loan Agreement or wishes to substitute shares or other securities in accordance with
               Section 6 of the Loan Agreement, then the Pledgor shall forthwith deliver to and pledge such additional or substituted shares or other securities to the Agent, for the benefit of the Banks and the Agent, under this Agreement and shall deliver to the Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by the Pledgor in blank. The Pledgor agrees that the Agent may from time to time attach as Annex A hereto an updated list of the shares
                              ----- -
               of capital stock or securities at the time pledged with the Agent hereunder.

                    1.3. PLEDGE OF CASH COLLATERAL ACCOUNT. The Pledgor
                         ---------------------------------
               also hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

               2.   DEFINITIONS. All capitalized terms used herein without
                    -----------
     definition shall have the respective meanings provided therefor in the Loan Agreement. Terms used herein and not defined in the Loan Agreement or otherwise defined herein that are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or in any other applicable jurisdiction have such defined meanings herein, unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

               Cash Collateral. See Section 4.
               ---------------



















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               Cash Collateral Account. See Section 4.
               -----------------------

               Obligations.  Collectively, all obligations of the Pledgor
               -----------
     to the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or in relation to the Loan Agreement, the related promissory notes of the Pledgor and the Guaranty, in each case as now in effect or as hereafter amended, modified, supplemented or restated.

               Stock. Includes the shares of stock described in Annex A
               -----                                            ----- -
      attached hereto, any shares of stock obtained through the exercise of warrants described in Annex A attached hereto and any additional
                           ----- -
     shares of stock at the time pledged with the Agent hereunder.

               Stock Collateral.  The property at any time pledged to the
               ----------------
     Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation the stock, the warrants described in Annex A and that included in Cash Collateral, but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgor to the extent expressly permitted by Section 6.

               Time Deposits. See Section 4.
               -------------

               3.   SECURITY FOR OBLIGATIONS. This Agreement and the
                    ------------------------
     security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all the Obligations.

               4.   LIQUIDATION, RECAPITALIZATION, ETC.
                    ----------------------------------

                    4.1. DISTRIBUTIONS PAID TO AGENT. Any sums or other
                         ---------------------------
               property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in
               Section 6, be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock or the Stock Collateral, the property so distributed





















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               shall be delivered to the Agent, for the benefit of the
               Banks and the Agent, to be held by it as security for the Obligations. Except to the limited extent provided in
               Section 6, all sums of money and property paid or distributed in respect of the Stock Collateral, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations.

                    4.2. CASH COLLATERAL ACCOUNT. All sums of money that
                         -----------------------
               are delivered to the Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to the Agent after consultation with the Pledgor, provided, that, in each such case, arrangements
                            --------
               satisfactory to the Agent are made and are in place to perfect and to insure the first priority of the Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

                    4.3. PLEDGOR'S RIGHTS TO CASH COLLATERAL, ETC. Except
                         ----------------------------------------
               as otherwise expressly provided in Section 15 hereof, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

               5.   WARRANTY OF TITLE; AUTHORITY. The Pledgor hereby
                    ----------------------------
     represents and warrants that: (a) the Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Stock Collateral described in Section 1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (b) all of the Stock described in Section 1 is validly issued, fully paid and non-assessable, (c) the Pledgor has the legal capacity to

















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     execute, deliver and perform his obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder do not contravene any law, rule or regulation or of any judgment, decree or order of any tribunal or constitute a default under any agreement or instrument to which the Pledgor is a party or by which he or any of his property is bound or affected, and (d) the information set forth in Annex A hereto relating
                                                    ----- -
     to the Stock Collateral is true, correct and complete in all respects. The Pledgor covenants that he will defend the rights of the Banks and the Agent and security interest of the Agent, for the benefit of the Banks and the Agent, in such Stock Collateral against the claims and demands of all other persons. The Pledgor further covenants that he will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Banks and the Agent.

               6.   DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY. So long as
                    ------------------------------------------
     no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote
                                            --------  -------
     shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would impair any of the Stock Collateral or be inconsistent with or result in any violation of any of the provisions of the Loan Agreement, the Notes or any of the other Loan Documents. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise, in whole or in part, the warrants to purchase shares of capital stock of the Companies pledged hereunder, subject at all times to the pledge thereof, provided that,
                                                            -------------
      the Pledgor shall forthwith deliver to the Agent all certificates representing the capital stock of the Companies issued upon such exercise, accompanied by stock powers duly executed by the Pledgor in blank. All such rights of the Pledgor to receive cash dividends or exercise the warrants shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Agent's option, as evidenced by the Agent's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

               7.   REMEDIES.
                    --------
                    7.1. IN GENERAL. If an Event of Default shall have
                         ----------
               occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the

















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               Commonwealth of Massachusetts or in any other applicable
               jurisdiction, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

                         (a) if the Agent so elects and gives notice of
                    such election to the Pledgor, the Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof and the Agent may exercise all rights of the holder of the warrants pledged hereunder, including, without limitation, the right to demand registration of the capital stock issuable on exercise thereof (in each case, the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

                         (b) the Agent may demand, sue for, collect or make
                    any compromise or settlement the Agent deems suitable in respect of any Stock Collateral;

                         (c) the Agent may sell, resell, assign and
                    deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

                         (d) the Agent may cause all or any part of the
                    Stock Collateral held by it to be transferred into its name or the name of its nominee or nominees; and

                         (e) the Agent may set off against the Obligations
                    any and all sums deposited with it or held by it, including without limitation, any sums credited to the Cash Collateral Account and any Time Deposits issued by the Agent.



























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                    7.2. SALE OF STOCK COLLATERAL. In the event of any
                         ------------------------
               disposition of the Stock Collateral as provided in paragraph
               (c) of Section 7.1 above, the Agent shall give to the Pledgor at least five (5) Business Days prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in such order or preference as the Agent may determine after proper allowance for Obligations not then due. Only after such applications, and after payment by the Agent of any amount required by
               Section 9-504(1)(c) of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or any similar provision of the UCC as in effect in any other applicable jurisdiction, need the Agent account to the Pledgor for any surplus. To the extent that any of the Obligations are to be paid or performed by a person other than the Pledgor, the Pledgor waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or any similar provision of the UCC as in effect in any other applicable jurisdiction.

                    7.3. REGISTRATION OF STOCK. If the Agent shall
                         ---------------------
               determine to exercise its right to sell any or all of the Stock Collateral pursuant to this Section 7, and if in the opinion of counsel for the Agent it is necessary, or if in the reasonable opinion of the Agent it is advisable, to have the Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor agrees to use his best



















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               efforts to cause the issuer or issuers of the Stock
               contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to register such Stock under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of nine (9) months from the date such registration statement became effective, and to make all amendments thereto or to the related prospectus or both that, in the reasonable opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use his best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                    7.4. PRIVATE SALES. The Pledgor recognizes that the
                         -------------
               Agent may be unable to effect a public sale of the Stock Collateral by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Stock Collateral for the period of time necessary to permit the issuer of such securities to register such securities (or securities issuable upon exercise thereof) for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Stock Collateral shall be made in a commercially reasonable manner, and the Pledgor agrees to use his best efforts to cause the issuer or issuers of the Stock Collateral contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to exempt





















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               such Stock Collateral from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use his best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                    7.5. PLEDGOR'S AGREEMENTS, ETC. The Pledgor further
                         -------------------------
               agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock Collateral pursuant to this
               Section 7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this
               Section 7 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this
               Section 7 shall be specifically enforceable against the Pledgor by the Agent and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Notwithstanding the provisions of this Article 7, no registration statement shall be required to be filed or become or remain effective if (a) it would require a special audit of the financial statements of the issuer, (b) registrations may not be appropriately effected in light of any material pending transaction of the issuer or its subsidiaries, or any registration of any underwritten public offering of securities made on behalf of the issuer has become effective within 90 days prior to the anticipated effectiveness of the registration requested pursuant to this Article 7 or (c) such registration statement would be filed prior to the earlier of the 90th day after the end of any fiscal year of the issuer or the date






















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               on which the issuer's audited financial statements for such fiscal year are available.








































































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               8.   MARSHALLING. Neither the Agent nor any Bank shall be
                    -----------
     required to marshal any present or future collateral security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent's rights hereunder and of the Banks and the Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that he lawfully may, the Pledgor hereby agrees that he will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that he lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

               9.   PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of
                    ----------------------------------
     the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Agent or any Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Loan Agreement, the Notes, the other Loan Documents, the Guaranty or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

               10.  TRANSFER, ETC., BY PLEDGOR.  Except as otherwise
                    --------------------------
     permitted herein, without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

               11.  FURTHER ASSURANCES. The Pledgor will do all such acts,
                    ------------------
     and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time




















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     to time in order to give full effect to this Agreement and to secure the rights of the Banks and the Agent hereunder, all without any cost or expense to the Agent or any Bank. If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

               12.  AGENT'S EXONERATION. Under no circumstances shall the
                    -------------------
     Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any Bank shall be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

               13.  NO WAIVER, ETC. Neither this Agreement nor any term
                    --------------
     hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Agent, with the consent of the Majority Banks, and the Pledgor. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement).

               14.  NOTICE, ETC.  All notices, requests and other
                    -----------
     communications hereunder shall be made in the manner set forth in
     Section 18 of the Loan Agreement.

               15.  TERMINATION; PARTIAL RELEASE. Upon final payment and
                    ----------------------------
     performance in full of the Obligations, this Agreement shall terminate and the Agent shall, at the Pledgor's request and expense, return such Stock Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder. Upon repayment or prepayment in full or in part of the Term Loan or the term loan under the Powdr Agreement, the Agent shall, within ten (10) Business Days after receipt of a request from the Pledgor, release Stock Collateral having a fair market value of up to two times the principal amount



















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


     so repaid or prepaid, provided that after giving effect to such
                           --------
     release, the Collateral Coverage Ratio shall equal or exceed 2.00 to 1.00.

               16.  OVERDUE AMOUNTS.  Until paid, all amounts due and
                    ---------------
     payable by the Pledgor hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

               17.  GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT
                    --------------------------------------
     IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgor by mail at the address specified in Section 18 of the Loan Agreement. The Pledgor hereby waives any objection that he may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

               18.  WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES HIS RIGHT TO A
                    --------------------
     JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.
     Except as prohibited by law, the Pledgor waives any right which he may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (a) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Agent is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 18.

               19.  MISCELLANEOUS. The headings of each section of this
                    -------------
     Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and his respective successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected




















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


     thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement.

               IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Agreement to be executed as of the date first above written.



                                        -----------------------------------
                                        Ian M. Cumming

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as Agent


                                        By:
                                           --------------------------------
                                           Title:






















































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                           ANNEX A TO PLEDGE AGREEMENT
                           ---------------------------

               Capital Stock
               -------------
                                                         Par or
                              Class of       Number of      Liquidation
          Issuer               Shares         Shares           Value
          ------              --------       ---------      -----------
     Powdr Corp.              Common         13,334         $.01/share

     Leucadia National        Common         500,000        $1.00/share
     Corporation





               Warrants
               --------
                              Number of      Exercise       Expiration
          Issuer               Shares         Price            Date
          ------              ---------      --------       ----------
     Leucadia                690,000        $20.1875       January 10, 1997
     National
     Corporation